Exhibit 99.1

For Immediate Release

Investor Contact:	Renie Shapiro
877-645-6464

Media Contact:	Mike Fleming
410-953-2408

MAGELLAN HEALTH SERVICES

REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

Achieves Net Income of $25.5 Million and Segment Profit of $61.4 Million

Completes $100 Million Stock Repurchase Program

Avon, Conn. — April 30, 2010 — Magellan Health Services, Inc. (Nasdaq: MGLN) today reported net revenue of $728.1 million, net income of $25.5 million or $0.73 per diluted common share, and segment profit, representing income from continuing operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, and income taxes, of $61.4 million for the quarter ended March 31, 2010.  This compares to net revenue of $619.5 million, net income of $13.6 million or $0.37 per share, and segment profit of $39.1 million for the same period last year.

The company ended the quarter with unrestricted cash and investments of $264.3 million, which represents an increase of $0.5 million from the balance at December 31, 2009, after the impact of $59.3 million in stock repurchases in the quarter.  Cash flow from operations for the quarter was $60.3 million, compared to $58.6 million for the same period last year.

Please see the attached tables detailing the company’s operating results, including results by segment.

“Results for the first quarter of 2010 were strong across the organization, reflecting segment profit growth in behavioral and radiology management, inclusive of new business, and the results from our new Medicaid Administration business,” said René Lerer, M.D., chairman and chief executive officer.  “We continue to drive our diversification initiatives to offer a comprehensive suite of integrated specialty health management solutions, including broad expertise in the Medicaid segment.”

Lerer added that with its passage in the first quarter, health care reform provides Magellan with an opportunity to make a positive impact on the quality, safety, and affordability of care for even more consumers.  “With approximately 32 million Americans gaining coverage under health care reform between now and 2019, we are well-positioned to deliver value through our care management solutions to a greater number of state government, Medicaid, and commercial payors.  Magellan is uniquely qualified to provide specialized expertise to care for the mental health, radiology, and pharmacy needs of this growing population.”

Magellan’s president, Karen S. Rohan, added, “The organization’s positive results continue to be driven by the operational success of each of our individual business units, most notably our radiology benefits management and public sector behavioral health businesses.  Based on the strength of our business operations, increased market interest in our comprehensive product offerings, and the potential opportunity from health care reform, we are optimistic about our prospects for 2010 and beyond.”

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Share Repurchase

On April 1, 2010, Magellan completed its most recent share repurchase program, resulting in the purchase of approximately 2.5 million shares for a total cost of $100 million, at an average price of $40.09.

“Over the past 21 months, we have purchased 8.2 million shares at an average price of $36.49, for a total cost of $300 million,” said Jonathan N. Rubin, chief financial officer.  “This demonstrates our commitment to maximizing shareholder value by returning capital through share repurchases, while continuing to advance Magellan’s financial, strategic, and operating objectives to grow the business for all of our stakeholders.”

Outlook

Management affirmed its earnings guidance for 2010, stating that the Company expects to generate net revenue in the range of $3.0 billion to $3.2 billion, net income in the range of $95.5 million to $115.0 million, and segment profit in the range of $235 million to $255 million.  These results are expected to yield earnings per share in the range of $2.73 to $3.29 on a diluted basis.

Earnings Results Conference Call

Management will host a conference call at 9:00 a.m. Eastern time on Friday, April 30, 2010.  To participate in the conference call, interested parties should call 1-888-566-8408 and reference the passcode First Quarter Earnings Call 2010 approximately 15 minutes before the start of the call. The conference call also will be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

A taped replay of the conference call will be available for one week following the call. Interested parties should call 800-293-4240 or 203-369-3224 (from outside the U.S.) to listen.

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq: MGLN) is a leading diversified specialty health care management organization. Its customers include health plans, corporations and government agencies.

Cautionary Statement:  This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2010 net revenue, net income, segment profit, earnings per share, and the effect of health care reform. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on February 26, 2010, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, to be filed with the Securities and Exchange Commission today and posted on the Company’s web site. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, is included in the Company’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed with the SEC.

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MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2010 (1)

Net revenue	$619,515	$728,053

Cost and expenses:
Cost of care	431,718	476,679
Cost of goods sold	52,072	56,296
Direct service costs and other operating expenses (2)	103,064	138,254
Depreciation and amortization	11,043	13,422
Interest expense	427	685
Interest income	(2,311)	(817)
	596,013	684,519

Income from continuing operations before income taxes	23,502	43,534
Provision for income taxes	9,942	18,015
Net income	13,560	25,519
Other comprehensive (loss) income	(286)	26
Comprehensive income	$13,274	$25,545

Weighted average number of common shares outstanding — basic	36,208	34,382
Weighted average number of common shares outstanding — diluted	36,386	35,074

Net income per common share — basic	$0.37	$0.74
Net income per common share — diluted	$0.37	$0.73

(1)

For a more detailed discussion of Magellan’s results for the quarter ended March 31, 2010, refer to the Company’s Quarterly Report on Form 10-Q, which will be filed with the SEC on April 30, 2010, and the live broadcast or taped replay of the Company’s earnings conference call on April 30, 2010, which will be available at www.MagellanHealth.com.

(2)	Includes stock compensation expense of $6,432 and $4,528 for the three months ended March 31, 2009 and 2010, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2009	2010

Cash flows from operating activities:
Net income	$13,560	$25,519

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,043	13,422
Non-cash interest expense	232	219
Non-cash stock compensation expense	6,432	4,528
Non-cash income tax expense	4,639	7,880
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash	64,356	38,208
Accounts receivable, net	(2,236)	(764)
Other assets	8,297	4,217
Accounts payable and accrued liabilities	(23,813)	(21,561)
Medical claims payable and other medical liabilities	(24,434)	(13,397)
Other	568	2,001
Net cash provided by operating activities	58,644	60,272

Cash flows from investing activities:
Capital expenditures	(5,310)	(10,005)
Purchase of investments	(77,730)	(30,942)
Maturity of investments	48,757	37,035
Net cash used in investing activities	(34,283)	(3,912)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(2)	(499)
Payments to acquire treasury stock	(59,476)	(59,279)
Proceeds from exercise of stock options and warrants	912	14,510
Other	662	(1,331)
Net cash used in financing activities	(57,904)	(46,599)
Net (decrease) increase in cash and cash equivalents	(33,543)	9,761
Cash and cash equivalents at beginning of period	211,825	196,507
Cash and cash equivalents at end of period	$178,282	$206,268

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except membership amounts in millions)

	Three Months Ended March 31,
	2009	2010

Net revenue
- Commercial	$158,753	$161,702
- Public Sector	321,860	349,468
- Radiology Benefits Management	73,559	109,457
- Specialty Pharmaceutical Management	65,343	68,138
- Medicaid Administration	—	39,288
Total net revenue	619,515	728,053

Cost of care
- Commercial	89,786	90,672
- Public Sector	292,146	309,062
- Radiology Benefits Management	49,786	76,945
Total cost of care	431,718	476,679

Cost of goods sold - Specialty Pharmaceutical Management	52,072	56,296

Direct service costs and other operating expenses
- Commercial	38,525	37,468
- Public Sector	17,296	17,547
- Radiology Benefits Management	13,038	14,838
- Specialty Pharmaceutical Management	6,394	5,551
- Medicaid Administration	—	32,588
- Corporate & Other	27,811	30,262
Total direct services costs and other operating expenses	103,064	138,254

Stock compensation expense (1)
- Commercial	(332)	(238)
- Public Sector	(235)	(201)
- Radiology Benefits Management	(370)	(393)
- Specialty Pharmaceutical Management	(2,082)	(143)
- Medicaid Administration	—	(18)
- Corporate & Other	(3,413)	(3,535)
Total stock compensation expense	(6,432)	(4,528)

Segment profit (loss)
- Commercial	30,774	33,800
- Public Sector	12,653	23,060
- Radiology Benefits Management	11,105	18,067
- Specialty Pharmaceutical Management	8,959	6,434
- Medicaid Administration	—	6,718
- Corporate & Other	(24,398)	(26,727)
Total segment profit	$39,093	$61,352

Reconciliation of segment profit to income from continuing operations before income taxes:
Segment profit	$39,093	$61,352
Stock compensation expense	(6,432)	(4,528)
Depreciation and amortization	(11,043)	(13,422)
Interest expense	(427)	(685)
Interest income	2,311	817
Income from continuing operations before income taxes	$23,502	$43,534

Membership
- Commercial		36.3
- Public Sector		1.9
- Radiology Benefits Management		18.5
Total membership		56.7

(1)          Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.